Exhibit 99.B(h)(1)(i)

October 31, 2008

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Administration Agreement dated April 1, 2002, between ING Variable Portfolios, Inc. and ING Funds Services, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING U.S. Government Money Market Portfolio, a newly established series of ING Variable Portfolio, Inc. (the “Portfolio”), effective October 31, 2008, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to the Amended Schedule A of the Agreement.  The Amended Schedule A, with the annual administration fees indicated for the series, is attached hereto.

Please signify your acceptance to act as Administrator under the Agreement with respect to the Portfolio.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED SCHEDULE A

with respect to the

ADMINISTRATION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

And

ING FUNDS SERVICES, LLC

Series	Administrative Services Fee
(as a percentage of managed assets)
ING BlackRock Global Science and Technology Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Global Equity Option Portfolio	0.10%

ING International Index Portfolio	0.10%

ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio	0.10%

ING Morningstar U.S. Growth Index Portfolio	0.10%

ING Opportunistic LargeCap Growth Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Opportunistic LargeCap Value Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING Russell™ Global Large Cap Index 85% Portfolio	0.10%

ING Russell™ Large Cap Index Portfolio	0.10%

ING Russell™ Mid Cap Index Portfolio	0.10%

ING Russell™ Small Cap Index Portfolio	0.10%

ING U.S. Government Money Market Portfolio	0.10%

ING VP Index Plus LargeCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING VP Index Plus MidCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING VP Index Plus SmallCap Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING VP Small Company Portfolio	.055% on the 1st $5 billion .030% over $5 billion

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	0.10%